UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

BAIRNCO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation)	1-8120 (Commission File Number)	13-3057520 (IRS Employer Identification No.)
300 Primera Boulevard, Suite 432 Lake Mary, FL (Address of principal executive offices)	32746 (Zip Code)
(407) 875-2222 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On July 10, 2006, the Board of Directors (the “Board”) of Bairnco Corporation (the “Company”) amended Article VII, Section 6 and added a new Article VII, Section 7 to the Company’s By-Laws to (a) set forth procedures which will allow the Company to set a record date to accurately determine the stockholders entitled to consent to a corporate action in writing without a meeting, (b) provide for the appointment of inspectors of elections when the stockholders elect to consent to a corporate action in writing without a meeting to ensure a prompt ministerial review of the validity of any consents and revocations delivered in connection therewith and (c) confirm additional details relating to written consents of stockholders as set forth in Section 228(c) of the Delaware General Corporation Law.

The Amended and Restated By-Laws of the Company are attached as Exhibit 3.1 hereto.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-Laws of the Company which are incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits

Exhibit 3.1	Amended and Restated By-Laws of Bairnco Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIRNCO CORPORATION

By:    /s/  Kenneth L. Bayne

        Name:  Kenneth L. Bayne

        Title:   Vice President - Finance

Date:  July 10, 2006

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 3.1	Amended and Restated By-Laws of Bairnco Corporation

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